Exhibit 10.15

SECOND AMENDMENT TO

COLLABORATION AND LICENSE AGREEMENT

This Second Amendment To Collaboration and License Agreement (“Amendment”) is made and entered into effective as of April 22, 2019 (the “Amendment Date”), by and between Equillium, Inc., a corporation organized under the laws of the State of Delaware, USA, with its principal office at 2223 Avenida de la Playa, Suite 108, La Jolla, California 92037, USA (“Equillium”), and Blocon Limited, a company incorporated and existing under the laws of India and having its registered office at 20th KM, Hosur Road, Electronics City P.O. Bangalore 560 100, India (“Biocon”).

Recitals

Whereas, Equillium and Biocon (as successor-in-interest to Biocon’s Affiliate, Biocon SA) are parties to that certain Collaboration and License Agreement dated May 22, 2017 (the “Original Agreement”), as amended by that certain First Amendment to Collaboration and License Agreement dated September 28, 2018 (collectively with the Original Agreement, the “Agreement”);

Whereas, Equillium desires to expand the Limited Field, and, in recognition of Equillium’s achievement of one of the Field Expansion Milestones and its progress to date in developing Product, Biocon is willing to expand the Limited Field, to include lupus and all related Indications; and

Whereas, the parties now wish to amend the Agreement as expressly set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Equillium and Biocon hereby agree as follows:

1.Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Agreement.

2.Limited Field. Section 1.69 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

“1.69 “Limited Field” shall mean the diagnosis, treatment, prevention and palliation of: (a) Orphan Indications; (b) all asthmatic conditions, including, without limitation, the symptoms thereof (which shall collectively be treated as a single Indication for purposes of this Agreement); (c) all lupus diseases, disorders and conditions, including, without limitation, lupus nephritis, systemic lupus erythematosus, cutaneous lupus, and the symptoms of any of the foregoing. By way of clarity, for the purpose of the Agreement, sub section (b) of this Section 1.69 and systemic lupus erythematosus are considered as Indications other than Orphan Indications. Consequently, Section 4.2(b)(iv) of the Original Agreement shall apply to Biocon’s obligation to supply ITO finished drug product for use in the conduct of clinical trials of the Product with respect to sub section (b) of this Section 1.69 and systemic lupus erythematosus.

3.Achievement of First Field Expansion Milestone. Biocon acknowledges and agrees that Equillium has achieved the Field Expansion Milestones set forth in Section 2.3(a) of the Original Agreement.

4.Effectiveness of Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

1.

In Witness Whereof, the parties have duly executed this Second Amendment to Collaboration and License Agreement as of the Amendment Date.

Equillium, Inc.		Biocon Limited

By:	/s/ Daniel M. Bradbury	1. By	/s/ Arun Chandavarkar

Name:	Daniel M. Bradbury	Name:	ARUN CHANDAVARKAR

Title:	Chief Executive Officer	Title:	CEO & JE. MANAGING DIRECTOR

		2. By:	/s/ Siddharth Mittal

		Name:	SIDDHARTH MITTAL

		Title:	PRESIDENT - FINANCE

2.